         As filed with the Securities and Exchange Commission on May 26, 1998

                                                    REGISTRATION NO. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                    ----------------------------------------

                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                    ----------------------------------------

                           THE MEN'S WEARHOUSE, INC.
             (Exact name of registrant as specified in its charter)

           TEXAS                                                 74-1790172
(State or other jurisdiction of                                (I.R.S. Employer
incorporation or organization)                               Identification No.)

     5803 GLENMONT DRIVE
       HOUSTON, TEXAS                                                77081
(Address of Principal Executive Offices)                           (Zip Code)

             THE MEN'S WEARHOUSE, INC. EMPLOYEE STOCK DISCOUNT PLAN
                            (Full title of the plan)

                    ----------------------------------------

                                 DAVID H. EDWAB
                           40650 ENCYCLOPEDIA CIRCLE
                           FREMONT, CALIFORNIA  94538
                    (Name and address of agent for service)

                                 (510) 657-9821
        (Telephone number, including area code, of agent for service)

                    ----------------------------------------

                                 With Copy to:

                          FULBRIGHT & JAWORSKI L.L.P.
                           1301 MCKINNEY, SUITE 5100
                              HOUSTON, TEXAS 77010
                                 (713) 651-5427
                         ATTENTION:  MICHAEL W. CONLON

                    ----------------------------------------

                        CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                                            Proposed          Proposed maximum
  Title of securities                Amount to           maximum offering     aggregate offering         Amount of
   to be registered                be registered        price per unit(2)          price(2)           registration fee
------------------------------------------------------------------------------------------------------------------------
Common Stock $.01 par value       950,000 shares(1)          $ 43.50              $ 41,325,000           $ 12,191
========================================================================================================================

(1) There are also registered hereby such indeterminate number of shares of Common Stock as may become issuable by reason of the anti-dilution provisions of the Employee Stock Discount Plan.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933 and based upon the average of the high and low sales price of a share of Common Stock on the Nasdaq National Market on May 20, 1998.

================================================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.          INCORPORATION OF DOCUMENTS BY REFERENCE

                 The following documents are hereby incorporated by reference in this Registration Statement:

                 1. The Registrant's Annual Report on Form 10-K for the fiscal year ended January 31, 1998, as amended by Form 10-K/A; and

                 2.       The description of the Registrant's Common Stock,
$.01 par value, set forth under the caption "Description of Capital Stock" in the Registrant's Registration Statement on Form 8-A pursuant to Section 12(g) of the Securities Exchange Act of 1934, filed by the Registrant with the Securities Exchange Commission on April 3, 1992, and declared effective on
April 13, 1992.

                 All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the filing hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

ITEM 4.          DESCRIPTION OF SECURITIES

                 Not Applicable.

ITEM 5.          INTERESTS OF NAMED EXPERTS AND COUNSEL

                 Michael W. Conlon, a partner in the firm of Fulbright & Jaworski L.L.P., is the Secretary of the Company.

ITEM 6.          INDEMNIFICATION OF DIRECTORS AND OFFICERS

                 Article 2.02-1 of the Texas Business Corporation Act provides that any director or officer of a Texas corporation may be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred by him in connection with or in defending any action, suit or proceeding in which he is a party by reason of his position. With respect to any proceeding arising from actions taken in his official capacity as a director or officer, he may be indemnified so long as it shall be determined that he conducted himself in good faith and that he reasonably believed that such conduct was in the corporation's best interests. In cases not concerning conduct in his official capacity as a director or officer, a director may be indemnified as long as he reasonably believed that his conduct was not opposed to the corporation's best interests. In the case of any criminal proceeding, a director or officer may be indemnified if he had no reasonable cause to believe his conduct was unlawful. If a director or officer is wholly successful, on the merits or otherwise, in connection with such a proceeding, such indemnification is mandatory. The Registrant's Bylaws provide for indemnification of its present and former directors and officers to the fullest extent provided by Article 2.02-1.

                 The Registrant's Bylaws further provide for indemnification of officers and directors against reasonable expenses incurred in connection with the defense of any such action, suit or proceeding in advance of the final disposition of the proceeding.

                 The Registrant's Articles of Incorporation were amended on September 6, 1991, to eliminate or limit liabilities of directors for breaches of their duty of care. The amendment does not limit or eliminate the right of the Registrant or any shareholder to pursue equitable remedies such as an action to enjoin or rescind a transaction involving a breach of a director's duty of care, nor does it affect director liability to parties other than the Registrant or its shareholders. In addition, directors will continue to be liable for (i) breach of their duty of loyalty, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) declaring an illegal dividend or stock repurchase, (iv) any transaction in which the directors received an improper personal benefit, or
(v) acts or omissions for which the liability of directors is expressly provided by statute. In addition, the amendment applies only to claims under Texas law against a director arising out of his role as a director and not, if he is also an officer, his role as an officer or in any other capacity and does not limit a director's liability under any other law, such as federal securities law.

                 Texas corporations are also authorized to obtain insurance to protect officers and directors from certain liabilities, including liabilities against which the corporation cannot indemnify its directors and officers. The Registrant currently has in effect a director's and officer's liability insurance policy, which provides coverage in the maximum amount of $10,000,000, subject to a $250,000 deductible.

ITEM 7.          EXEMPTION FROM REGISTRATION CLAIMED

                 Not applicable.

ITEM 8.          EXHIBITS

                 4.1     -  Restated Articles of Incorporation (incorporated by
                            reference from Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended July 30, 1994).

                 4.2     -  By-laws of the Company, as amended (incorporated by
                            reference from Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the fiscal year ended February 1, 1997).

                 4.3     -  Form of Common Stock certificate (incorporated by
                            reference from Exhibit 4.3 to the Registrant's Registration Statement on Form S-1 (Registration No. 33-45949)).

                 4.4     -  Employment Agreement dated as of January 31, 1991,
                            by and between the Company and David H. Edwab, including the First Amendment thereto dated as of September 30, 1991 (incorporated by reference from
                            Exhibit 4.4 to the Registrant's Registration
                            Statement on Form S-1 (Registration No. 33-45949)).

                 4.5     -  Second Amendment effective as of January 1, 1993,
                            to Employment Agreement dated as of January 31, 1991, by and between the Company and David H. Edwab (incorporated by reference from Exhibit 4.5 to the Registrant's Registration Statement on Form S-1 (Registration No. 33-60516)).

                 4.6     -  Second [sic] Amendment dated as of April 12, 1994,
                            to Employment Agreement dated as of January 31, 1991 (incorporated by reference to Exhibit 4.6 to the Company's Annual Report on Form 10-K for the fiscal year ended January 28, 1995).

                 4.7     -  Option Issuance Agreement dated as of September 30,
                            1991, by and between the Company and David H. Edwab (incorporated by reference from Exhibit 4.5 to the Registrant's Registration Statement on Form S-1 (Registration No. 33-45949)).

                 4.8     -  First Amendment to Option Issuance Agreement dated
                            April 22, 1992, but effective as of September 30, 1991 (incorporated by reference from Exhibit 4.7 to the Registrant's Registration Statement on Form S-8 (Registration No. 33-48109)).

                 4.9     -  Second Amendment to Option Issuance Agreement dated
                            effective as of January 1, 1993 (incorporated by reference from Exhibit 4.8 to the Registrant's Registration Statement on Form S-1 (Registration No. 33-60516)).

                 4.10    -  First [sic] Amendment to Option Issuance Agreement
                            dated as of April 12, 1994 (incorporated by reference from Exhibit 4.10 to the Company's Annual Report on Form 10-K for the fiscal year ended January 28, 1995).

                 4.11    -  Indenture dated March 1, 1996, between the Company
                            and Texas Commerce Bank National Association, as trustee including Form of Note (incorporated by reference from Exhibit 4.1 to the Registrant's Quarterly Report on Form 10-Q for the Quarter ended May 4, 1996).

                 4.12    -  Revolving Credit Agreement dated as of June 2,
                            1997, by and among the Company and NationsBank of Texas, N.A. and the Banks listed therein, including form of Revolving Note (incorporated by reference from Exhibit 4.1 to the Registrant's

                            Quarterly Report on Form 10-Q for the Quarter ended May 3, 1997).

                 4.13    -  The Men's Wearhouse, Inc. Employee Stock Discount
                            Plan.

                 5.1     -  Opinion of Fulbright & Jaworski L.L.P.

                 23.1    -  Consent of Fulbright & Jaworski L.L.P. (included in
                            Exhibit 5.1).

                 23.2    -  Consent of Deloitte & Touche LLP.

                 24.1    -  Powers of Attorney from certain members of the
                            Board of Directors of the Company (contained on page II-7).

ITEM 9.  UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar volume of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 22, 1998.



                                    THE MEN'S WEARHOUSE, INC.


                                    By:    /s/ GEORGE ZIMMER
                                       ----------------------------------------
                                               George Zimmer
                                          Chairman of the Board and
                                          Chief Executive Officer
                                        (Principal Executive Officer)

                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints David H. Edwab and Gary G. Ckodre, or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same and all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and any of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                Signature                                          Title                                  Date
                ---------                                          -----                                  ----
            /s/ GEORGE ZIMMER                  Chairman of the Board, Chief Executive                 May 22, 1998
 ---------------------------------------                Officer and Director
              George Zimmer                         (Principal Executive Officer)

             /s/ DAVID EDWAB                              President and Director                      May 22, 1998
 ---------------------------------------
               David Edwab


            /s/ GARY G. CKODRE                           Vice President - Finance                     May 22, 1998
 ---------------------------------------      (Principal Financial and Accounting Officer)
              Gary G. Ckodre

          /s/ RICHARD E. GOLDMAN                          Executive Vice President                    May 22, 1998
 ---------------------------------------                       and Director
            Richard E. Goldman

                                                  Senior Vice President - Real Estate and
 ---------------------------------------                          Director
             Robert E. Zimmer


           /s/ JAMES E. ZIMMER                    Senior Vice President - Merchandising and           May 22, 1998
 ---------------------------------------                          Director
             James E. Zimmer

            /s/ HARRY M. LEVY                      Executive Vice President - Planning and            May 22, 1998
 ---------------------------------------                   Systems and Director
              Harry M. Levy

           /s/ RINALDO BRUTOCO                                    Director                            May 22, 1998
 ---------------------------------------
             Rinaldo Brutoco

            /s/ MICHAEL L. RAY                                    Director                            May 22, 1998
 ---------------------------------------
              Michael L. Ray

           /s/ SHELDON I. STEIN                                   Director                            May 22, 1998
 ---------------------------------------
             Sheldon I. Stein

                               INDEX TO EXHIBITS


         Exhibit
          Number                                        Description of Exhibits
          ------                                        -----------------------
           4.1       Restated Articles of Incorporation (incorporated by reference from Exhibit 3.1 to the
                     Registrant's Quarterly Report on Form 10-Q for the quarter ended July 30, 1994).

           4.2       By-laws of the Company, as amended (incorporated by reference from Exhibit 3.2 to the
                     Registrant's Annual Report on Form 10-K for the fiscal year ended February 1, 1997).

           4.3       Form of Common Stock certificate (incorporated by reference from Exhibit 4.3 to the
                     Registrant's Registration Statement on Form S-1 (Registration No. 33-45949)).

           4.4       Employment Agreement dated as of January 31, 1991, by and between the Company and David H.
                     Edwab, including the First Amendment thereto dated as of September 30, 1991 (incorporated by reference from Exhibit 4.4 to the Registrant's Registration Statement on Form S-1
                     (Registration No. 33-45949)).

           4.5       Second Amendment effective as of January 1, 1993, to Employment Agreement dated as of
                     January 31, 1991, by and between the Company and David H. Edwab (incorporated by reference from Exhibit 4.5 to the Registrant's Registration Statement on Form S-1 (Registration
                     No. 33-60516)).

           4.6       Second [sic] Amendment dated as of April 12, 1994, to Employment Agreement dated as of
                     January 31, 1991 (incorporated by reference from Exhibit 4.6 to the Company's Annual Report on Form 10-K for the fiscal year ended January 28, 1995).

           4.7       Option Issuance Agreement dated as of September 30, 1991, by and between the Company and
                     David H. Edwab (incorporated by reference from Exhibit 4.5 to the Registrant's Registration
                     Statement on Form S-1 (Registration No. 33-45949)).

           4.8       First Amendment to Option Issuance Agreement dated April 22, 1992, but effective as of
                     September 30, 1991 (incorporated by reference from Exhibit 4.7 to the Registrant's
                     Registration Statement on Form S-8 (Registration No. 33-48109)).

           4.9       Second Amendment to Option Issuance Agreement dated effective as of January 1, 1993
                     (incorporated by reference from Exhibit 4.8 to the Registrant's Registration Statement on
                     Form S-1 (Registration No. 33-60516)).

           4.10      First [sic] Amendment to Option Issuance Agreement dated as of April 12, 1994 (incorporated by reference from Exhibit 4.10 to the Company's Annual Report on Form 10-K for the fiscal year ended January 28, 1995).

         Exhibit
          Number                                        Description of Exhibits
          ------                                        -----------------------
           4.11      Indenture dated March 1, 1996, between the Company and Texas Commerce Bank National
                     Association, as trustee including Form of Note (incorporated by reference from Exhibit 4.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended May 4, 1996).

           4.12      Revolving Credit Agreement dated as of June 2, 1997, by and among the Company and
                     NationsBank of Texas, N.A. and the Banks listed therein, including form of Revolving Note
                     (incorporated by reference from Exhibit 4.1 to the Registrant's Quarterly Report on
                     Form 10-Q for the Quarter ended May 3, 1997).

           4.13      The Men's Wearhouse, Inc. Employee Stock Discount Plan.

           5.1       Opinion of Fulbright & Jaworski L.L.P.

           23.1      Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1).

           23.2      Consent of Deloitte & Touche LLP.

           24.1      Powers of Attorney from certain members of the Board of Directors of the Company (contained on page II-7).